Exhibit 99.1

Marquee Raine Acquisition Corp. and Enjoy Technology Announce Accelerating Expansion with Partners and Significant Commitment from Current and Key Investors to Increase Certainty of Transaction Closing

Plans to Launch Smart Last Mile Solution™ in North America, Increasing Enjoy’s Inventory Access to Meet Demand in Time for 2021 Holiday Season

Now Expect Investment in Mobile Stores Will Double Footprint to Nearly 100 North American Markets and Expand Addressable Population to More than 235 Million People Globally

Current and Key Investors Commit to Provide Up to $100 Million at $10.00 Per Share to Increase Certainty of Business Combination Closing in Early Q4

NEW YORK and PALO ALTO, Calif. – September 14, 2021 – Marquee Raine Acquisition Corp. (NASDAQ: MRAC) (“Marquee Raine”) and Enjoy Technology Inc. (“Enjoy” or “the Company”), a technology-powered service platform reinventing “Commerce at Home,” today announced they have filed an updated investor presentation on Form 8-K with the Securities and Exchange Commission (the “SEC”) in connection with the previously announced business combination between Marquee Raine and Enjoy.

“We continue to see an incredible increase in demand for Enjoy experiences and services,” said Ron Johnson, CEO and Founder of Enjoy. “The upcoming launch of our Smart Last Mile™ solution in North America reflects the trust of our key partners, who have asked us to expand our services to as many markets as possible. To meet the growing demand for personalized ‘Commerce at Home’ experiences, we expect to begin 2022 with more than 1,000 mobile stores to support our goal of serving nearly 100 markets in North America by the end of next year.”

The investor materials outline Enjoy’s recent business developments and operating performance, including:

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Enjoy is launching a complete Smart Last Mile™ solution in North America in Q4 2021. This transformational change will enable Enjoy to access significantly more inventory and address a larger share of its partners’ customer demand. Enjoy plans to serve all existing U.S. markets with this solution in time for the 2021 holiday season.

•

In response to requests from its partners, Enjoy plans to expand to more than 45 new markets across North America by the end of 2022. With this substantial geographic expansion, Enjoy will serve a total of approximately 100 markets in North America and expand its global population coverage from 200 million to about 235 million addressable customers. Continued expansion with Apple during Summer 2021 triples Enjoy’s reach with Apple to cover more than 67 million total addressable consumers in 14 markets.

•

To meet these expansion needs, Enjoy is pulling forward $10 million of investment to increase certainty it can begin 2022 with more than 1,000 mobile stores. This investment gives Enjoy great confidence in its 2022 plan and path to achieve company-level profitability in 2023.

•	Enjoy currently expects to achieve 2021 forecast revenue of $109 million.

•	With a Q2 2021 revenue per visit exit rate of $77 globally, and $84 in North America, Enjoy continues to have confidence in achieving its 2021 and 2022 revenue per visit forecasts.

•	Enjoy expects to achieve mobile store profitability in Q4 2021.

Enjoy has secured commitments from current and key investors of up to $100 million at $10.00 per share, if necessary as a result of shareholder redemptions. Reflecting current market conditions, Enjoy and Marquee Raine have adjusted the combined company’s approximate pro forma enterprise value from $1.18 billion to $1.06 billion.

Continued Mr. Johnson, “Enjoy continues to achieve accelerating growth and momentum even as we navigate COVID-19-related challenges, and our revenue targets remain on track. We are confident we will close the business combination with Marquee Raine early in the fourth quarter. We appreciate the ongoing support of Marquee Raine and all of our investors as we make the necessary investments in our business to meet the growing demand for Enjoy experiences and services.”

The investor presentation can be accessed via the SEC website at www.sec.gov and is also available at Enjoy’s website at Enjoy.com/investors.

Marquee Raine and Enjoy expect the business combination to be completed [early] in the fourth quarter of 2021. Upon completion of the transaction, the combined company will operate as Enjoy Technology Inc., and its common stock and warrants will be listed on the Nasdaq stock exchange under the new ticker symbols “ENJY” and “ENJYW,” respectively.

About Marquee Raine Acquisition Corp.

Marquee Raine Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the company may pursue an acquisition opportunity in any business industry or sector, it intends to focus on high growth sectors of TMT including, but not limited to, opportunities in interactive entertainment and games, real money gaming, digital media, sports and sports-enabled assets, health and wellness, out-of-home and live entertainment, audio content and podcasting, technology, or other opportunities in adjacent sectors.

About Enjoy Technology

Enjoy Technology is a technology-powered platform reinventing “Commerce at Home” to bring the best of the store directly to the customer. Enjoy has formed multi-year commercial relationships with some of the world’s leading consumer brands to bring the products, services and subscriptions their customers love through the door directly in the comfort and convenience of their homes. Co-founded by Apple retail strategist, Ron Johnson, Enjoy has pioneered a new retail experience that we believe can do everything a traditional retail experience offers, but better, through its Mobile Stores. Enjoy currently operates in the United States, Canada and the United Kingdom. Headquartered in Palo Alto, CA, Enjoy is leading the reinvention of “Commerce at Home.” To learn more about Enjoy, please visit: www.enjoy.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the anticipated consummation of the business combination and the transaction related thereto, estimates and forecasts of financial and performance metrics; projections of market opportunity and market share, expectations and timing related to the announcement of strategic partnerships; the potential success of the Company’s business strategy; the Company’s research and development efforts; and the Company’s proposed plans to scale and expectations, including statements regarding the effectiveness and efficiency of its services. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “propose,” “forecast,” “expect,” “seek,” “target” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations of Enjoy’s and Marquee Raine’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Enjoy and Marquee Raine. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Marquee Raine’s securities, (ii) the risk that the transaction may not be completed by Marquee Raine’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Marquee Raine, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) by the shareholders of Marquee Raine, the satisfaction of the minimum amount following redemptions by Marquee Raine’s public shareholders and the receipt of certain governmental and regulatory approvals in Marquee Raine’s trust account, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the PIPE Investment, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on Enjoy’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Enjoy, (ix) the outcome of any legal proceedings that may be instituted against Enjoy or against Marquee Raine related to the Merger Agreement or the proposed business combination, (x) the ability to maintain the listing of Marquee Raine’s securities on a national securities exchange, (xi) changes in the competitive and regulated industries in which Enjoy operates, variations in operating performance across competitors, changes in laws and regulations affecting Enjoy’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive retail e-commerce industry, (xiv) the potential benefits of the proposed business combination (including with respect to shareholder value), (xv) the effects of competition on Enjoy’s future business, (xvi) risks related to political and macroeconomic uncertainty, (xvii) the amount of redemption requests made by Marquee Raine’s public shareholders, (xviii) the ability of Marquee Raine or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future and (xix) the impact of the COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in Marquee Raine’s proxy statement/prospectus filed on May 14, 2021, as amended,, Marquee Raine’s final prospectus filed on December 16, 2020 and the Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, in each case, under the heading “Risk Factors,” and other documents of Marquee Raine’s filed, or to be filed, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Enjoy and Marquee Raine assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Enjoy nor Marquee Raine gives any assurance that either Enjoy or Marquee Raine, or the combined company, will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed business combination between Enjoy and Marquee Raine, Marquee Raine has filed a registration statement on Form S-4, including a proxy statement, with the SEC. Investors and security holders of Marquee Raine are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about Marquee Raine, Enjoy and the proposed business combination. Investors and security holders may obtain copies of the proxy statement/prospectus and other documents filed with the SEC by Marquee Raine through the website maintained by the SEC at www.sec.gov. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in Solicitation

Marquee Raine, Enjoy, Marquee Raine’s sponsor and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies from Marquee Raine’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, and interests in the business combination of certain of Marquee Raine’s directors and officers in Marquee Raine’s filings with the SEC, including the proxy statement/prospectus. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.